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                                                                   EXHIBIT 10.13



                            PROTEUS INTERNATIONAL PLC




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                               APPROVED EXECUTIVE
                               SHARE OPTION SCHEME

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                           PROTEUS INTERNATIONAL PLC

                     APPROVED EXECUTIVE SHARE OPTION SCHEME


1.      DEFINITIONS AND INTERPRETATION

(1)     In this Scheme unless the context otherwise requires:-

(a) "the Board" means the board of directors of the Company or a Committee appointed by such board of directors.

(b) "the Company" means Proteus International plc (registered in England No 2459087).

(c) "Eligible Employee" means a full-time director or qualifying employee of a Participating Company.

(d) "Financial Period" means an accounting reference period of the Company determined in accordance with the provisions of Sections 224 to 226 of the Companies Act 1985.

(e) "the Grant Date" in relation to an option means the date on which the option was granted.

(f) "Participant" means a person who holds an option granted under the Scheme.

(g) "Participating Company" means the Company and any subsidiary to which the Board has resolved that the Scheme shall for the time being extend.

(h)     "Schedule 9" means Schedule 9 to the Income and Corporation Taxes Act
        1988.

(i) "the Scheme" means the Proteus International plc Executive Share Option Scheme as herein set out but subject to any alterations made under clause 7 below.

(j) "Share" (subject as mentioned in sub-clause (m) below) means an ordinary share in the capital of the Company which satisfies the requirements of paragraphs 10 to 14 of Schedule 9.

(k) "The Stock Exchange" means The International Stock Exchange of the United Kingdom and the Republic of Ireland Limited.

(l) "Subsidiary" means a body corporate which is a subsidiary of the Company within the meaning of Section 736 of the Companies Act 1985 and is under the control of the Company within the meaning of Section 840 of the Income and Corporation Taxes Act 1988.

(m) In the event that the provisions of clause 5(4) below shall be invoked such that any Participant shall release his rights under the Scheme ("Old Rights") in



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        consideration of the grant to him of rights ("New Rights") which are equivalent to the Old Rights but relate to shares in a different company (whether the Acquiring Company itself or some other company falling within paragraphs (a) to (c) of paragraph 10 of Schedule 9) then references in sub-clauses 4(6) 4(9) to (12) inclusive and clause 5 and 6 and sub-clauses 8(1) 8(4) and 8(5) to the Company to Shares and to share capital of the Company shall thereafter for the purposes of these New Rights be read and construed as if they were references to such other company and shares in or to the share capital of such other company.

(n) Expressions not otherwise defined herein have the same meanings as they have in Schedule 9.

(2)     For the purposes of sub-clause (1) (c) above:

(a) a person shall be treated as a full-time director of a company if he is obliged to devote to the performance of the duties of his office or employment with the Company (or with the Company and any other company which is a Participating Company) the whole or substantially the whole of his working time and in any event not less than 25 hours a week.

(b) a qualifying employee in relation to a company is an employee of the Company (other than one who is a director of a Participating Company) who is required under the terms of his employment to work for the Company (or for the Company and any other company which is a Participating Company) for the whole or substantially the whole of his working time and in any event at least 20 hours a week.

(3) Any reference in the Scheme to any enactment includes a reference to that enactment as from time to time modified extended or re-enacted.


2.      GRANT OF OPTIONS

(1) Subject to sub-clauses (2), (4), (5) and (6) below and to clause 3 below the Board may grant to any Eligible Employee (in such form and manner as the Board may from time to time prescribe) or procure the grant of) an option to acquire Shares upon the terms set out in the Scheme and upon such other terms as the Board may specify (provided that no such other terms may be so specified at a time when the Scheme is approved by the Inland Revenue under Schedule 9 without the prior approval of the Inland Revenue).

(2)     An option may only be granted under the Scheme within the period of:-

(a) the period of 6 weeks beginning with the date on which the Scheme is approved by the Inland Revenue under Schedule 9; or

(b) the period of 6 weeks beginning with the dealing day next following the date on which the Company announces its annual or half-yearly results PROVIDED that if the Board shall, in its absolute discretion, determine that there are exceptional circumstances which make it desirable to grant options outside such periods following the announcement of annual or half-yearly results the Board may



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        (subject to sub-clause 6(a) below) determine to grant option at any other time or times.

(3) There shall be no monetary consideration for the grant of any option under the scheme and accordingly any such option shall be granted under seal.

(4) The price at which any share may be acquired by the exercise of an option granted to any person under the scheme shall be determined by the Board before the grant thereof provided that:

(a) if at the relevant time the Shares are listed in The Stock Exchange Daily Official List, the price shall not be less than the middle-market quotation of a Share (as derived from that List) on the dealing day immediately preceding the day of issue of the invitation to the Eligible Employee in respect of which the option is granted provided that such price shall only be applicable to any share acquired pursuant to an option granted within 30 days of and as a result of such invitation;

(b) if paragraph (a) does not apply, the price shall be not less than the market value (within the meaning of Part VIII of the Capital Gains Tax Act 1979) of a Share as agreed in advance for the purposes of the Scheme with the Shares Valuation Division of the Inland Revenue at the date upon which any Eligible Employee is invited to apply for the option in question provided that such price shall only be applicable to any Share acquired pursuant to an option granted prior to the expiry of such period as is specified by the Shares Valuation Division of the Inland Revenue as the period during which its agreement as to valuation remains binding; and

(c)     the price shall not be less than the nominal value of a Share.

(5) The grant of any option under the Scheme shall be subject to obtaining any approval or consent required under the provisions of the document "Admission of Securities to Listing" published by The Stock Exchange, of The City Code on Take-over and Mergers, or of any regulation or enactment

(6)     No option shall be granted under the Scheme:

(a) in breach of any provisions similar in purpose and effect to any of the provisions of the Model Rules set out in the Model Code for Securities Transactions by Directors of Listed Companies issued by The Stock Exchange from time to time;

(b) if the Grant Date would fall within the two years immediately preceding the date upon which the Eligible Employee in question is bound to retire in accordance with the terms of his contract of employment; or

(c) to a person precluded from participating in the Scheme by virtue of paragraph 8 of Schedule 9.

(7) Subject to clause 4(4) below an option granted under the Scheme to any person shall not be capable of being transferred by him and shall lapse forthwith if it is so transferred or if he is adjudicated bankrupt.



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3.      LIMITS

(1) Subject to any adjustment made by the Board either with the prior approval by ordinary resolution of the members of the Company in general meeting or under clause 6 below the number of Shares for which options to subscribe may be granted under the Scheme on any day shall not when added to the number of Shares which immediately prior to that day shall have been or remained to be issued on the exercise of options so granted under the Scheme prior to that day exceed 2,149,333 Shares (representing ten per cent of the ordinary share capital of the Company in issue on the date upon which the Scheme was approved and adopted by the Company in general meeting)

(2) The number of Shares for which options to subscribe may be granted under the Scheme on any day in any period of 3 years before a proposed Grant Date shall not, when added to the aggregate of:-

(a) the number of Shares which immediately prior to that day shall have been or remained to be issued on the exercise of options granted under the Scheme in the 3 years period in question, and

(b) the number of Shares which immediately prior to that day shall have been or remained to be issued on the exercise of options granted in that period, or been issued in that period otherwise than on the exercise of options, under any other executive share scheme adopted by the Company exceed such number of Shares as represents 3 per cent of the ordinary share capital of the Company in issue immediately prior to that day, or 4 per cent thereof where that day falls within the period of 36 months commencing with the date on which the Scheme was approved and adopted by the Company in general meeting

(3) The number of Shares for which options to subscribe may be granted under the Scheme on any day shall not, when added to the aggregate of:-

(a) the number of Shares which immediately prior to that day shall have been or remained to be issued on the exercise of options granted under the Scheme in the period of 10 years immediately preceding that day, and

(b) the number of Shares which immediately prior to that day shall have been or remained to be issued on the exercise of options granted in that period, under any other executive share scheme adopted by the Company exceed such number of Shares as represents 5 per cent of the ordinary share capital of the Company in issue immediately prior to that day

(4) The amount for which Shares may be subscribed on the exercise of any option granted under the Scheme on any day to any Eligible Employee shall not, when added to the amount for which Shares shall at any time have remained to be subscribe on the exercise of options granted to him in the period of 10 years immediately preceding that day (but on or after the date upon which the Scheme was approved and adopted by the Company in general meeting) under the Scheme


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        and any other executive share option scheme adopted by the Company exceed 4 times the higher of the total remuneration (excluding benefits in kind) expressed as an annual rate payable (excluding benefits in kind) by the Company or a Subsidiary to him as on that day, and the total remuneration (excluding benefits in kind) paid by the Company or a Subsidiary to him in the period of 12 months immediately preceding that day

(5) No person shall be granted options under the Scheme which would at the time they are granted cause the aggregate market value of the shares which he may acquire in pursuance of options granted to him after 5th April 1984 under the Scheme or under any other scheme, not being a savings-related share option scheme, approved under Schedule 9 and established by the Company or by any associated company of the Company (and not exercised) to exceed or further exceed the higher of:-

(a)     Pound Sterling 100,000; and

(b) four times the amount of the relevant emoluments for the current or preceding year of assessment (whichever of those years gives the greater amount) or if there were no relevant emoluments for the preceding year of assessment four times the amount of the relevant emoluments for the period of 12 months beginning with the first day during the current year of assessment in respect of which there are relevant emoluments

(6)     For purposes of sub-clauses (4) and (5) above:-

(a) the market value of shares shall be calculated as at the time when the option in relation to those shares was granted or in a case where an agreement relating to them has been made under paragraph 29 of Schedule 9 such earlier time or times as may be provided in the agreement (and without prejudice to the generality of the foregoing shall in relation to any option granted under the Scheme be calculated as on the day by reference to which the price at which Shares may be acquired by the exercise thereof is determined as mentioned in clause 2(4) above)

(b) the relevant emolument are such of the emoluments of the office or employment by virtue of which the person in question is eligible to participate in the Scheme and of any other office or employment held by him with a company which is a Participating Company as are liable to be paid under deduction of tax pursuant to Section 203 of the Income and Corporation Taxes Act 1988 after deducting from them amounts included by virtue of Chapter II of Part V of the Income and Corporation Taxes Act 1988.


4.      EXERCISE OF OPTIONS

(1) The exercise of any option granted under the Scheme shall be effected in such form and manner as the board may from time to time prescribe. Options may be exercised in whole or in part

(2) Subject to sub-clauses (4) and (5) below and to clause 5 below an option granted under the Scheme may not be exercised before such anniversary of the Grant



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        Date as the Board shall determine on or before the Grant Date being not earlier than the third anniversary and not later than the fifth anniversary

(3)(a) The Company shall instruct the Auditors of the Company within one month of the adoption of the Company's accounts by the Company in general meeting to determine whether or not the company has achieved a real growth in earnings per Share over the immediately preceding three Financial Periods

(b)     The determination of such real growth shall be by reference to:-

        (i) a base value to be determined by reference to the earnings per Share on a fully diluted basis as stated in the audited consolidated accounts of the Company and its subsidiaries (within the meaning Section 736 Companies Act 1985) for the Financial Period of the Company immediately preceding the aforesaid three Financial Periods; and

        (ii) the earnings per Share on a fully diluted basis as stated in the audited consolidated accounts of the Company and its Subsidiaries (within the meaning of Section 736 Companies Act
                1985) for each of the aforesaid three Financial Periods as adjusted to ensure that the basis upon which each of such earnings per Share is calculated is the same as that upon which the earnings per share in sub-paragraph (i) above is calculated.

(c) The Company shall not be treated as having achieved a real growth in earnings per Share over the period of the aforesaid three Financial Periods unless such growth exceeds such percentage (if any) by which the figure for the General Index of Retail Prices (All Items) given in the "Employment Gazette" (or similar publication) last published before the end of such period exceeds the figure for the said General Index first published after the commencement of such period

(d) If the Auditors so determine, they shall issue a certificate that such real growth has occurred and in such certificate shall state the earnings per Share referred to in sub-clause (3) (b)(i) above, what adjustments (if any) have been made to the earnings per Share as set out in each of the audited consolidated accounts of the Company for the aforesaid state, as a percentage, the amount of such real growth, the Auditors costs in connection with the preparation of such certificate shall be borne by the Company and the Company shall procure that a certified copy of such certificate is delivered to every Participant immediately upon its being received by the Company

(e) Subject to sub-clause (f) below no option may be exercised unless at the proposed date of exercise the Auditors shall have issued a certificate pursuant to sub-clause (d) in respect of the three Financial Periods of the Company immediately preceding the proposed date of exercise

(f) The provisions of sub-clause (e) above shall not apply where an option is exercised pursuant to clause 4(4), 4(5) (a) or 5 below

(4) If any Participant dies before exercising an option granted to him under the Scheme and at a time when he is either an Eligible Employee or entitled to exercise the option by virtue of sub-clause (5) below, the option may (and must, if



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        at all) be exercised by his personal representatives within 12 months after the date of his death

(5) If any Participant ceases to be an Eligible Employee (otherwise than by reason of his death), the following provisions apply in relation to any option granted to him under the Scheme:-

(a) if he so ceases by reason or injury or disability, the option may (and subject to sub-clause (4) above must, if at all) be exercised within the period which shall expire 12 months after his so ceasing or 42 months after the Grant Date, whichever shall be the later; but

(b) if he so ceases for any other reason, the option may not be exercised at all unless the board shall so permit, in which event it may (and subject to sub-clause (4) above must, if at all) be exercised to the extent permitted by the Board within the period which shall expire 12 months after his so ceasing or 42 months after the Grant Date, whichever shall be the later

(6) A participant shall not be treated for the purposes of sub-clauses (4) and (5) above as ceasing to be an Eligible Employee until he ceases to be a director or employee of the Company and any Subsidiary and a Participant being a woman) who ceases to be an Eligible Employee by reason of pregnancy or confinement and who exercises her right to return to work under Section 45 of the Employment Protection (Consolidation) Act 1978 before exercising her option under the Scheme shall be treated for those purposes as not having ceased to be an Eligible Employee

(7) Notwithstanding any other provision of the Scheme an option granted under the Scheme may not be exercised after the expiration of the period of 10 years (or such shorter period as the Board may have determined before the grant thereof) beginning with the Grant Date

(8) A Participant shall not be eligible to exercise an option under the Scheme at any time when he is not eligible to participate in the Scheme by virtue of paragraph 8 of Schedule 9

(9) Subject to sub-clause (10) below within thirty days after an option under the Scheme has been exercised by any person the board on behalf of the Company shall allot to him or procure the transfer to him of the number of Shares in respect of which the option has been exercised

(10) The allotment of any Shares under the Scheme shall be subject to obtaining any such approval or consent as is mentioned in clause 2(5) above

(11) All Shares allotted under the Scheme shall rank pari passu in all respects with the Shares for the time being in issue save as regard any rights attaching to such Shares by reference to a record date prior to the date of the allotment

(12) The Company shall apply to the Council of The Stock Exchange for all Shares allotted under the Scheme to be the subject of permission to deal on the Unlisted Securities Market or to be admitted to the Official List (as appropriate)



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5.      TAKEOVER RECONSTRUCTION AND WINDING UP

(1) If any person obtains control of the Company (within the meaning of Section 840 of the Income and Corporation Taxes Act 1988) as a result of making an offer to acquire Shares the Board shall within seven days of becoming aware thereof notify every Participant thereof and subject to sub-clause (4) (5) and (7) of clause 4 above the option granted under the Scheme may be exercised within two months of such notification but to the extent that it is not exercised within that period shall (notwithstanding any other provision of the Scheme) lapse on the expiration thereof

(2) For the purposes of sub-clause (1) above a person shall be deemed to have obtained control of the company if he and others acting in concert with him have together obtained control of it

(3) If any person becomes bound or entitled to acquire Shares under Sections 428 or 429 of the Companies Act 1985 or if under Section 425 of that Act the Court sanctions a compromise or arrangement proposed for the purposes of or in connection with a scheme for the reconstruction of the Company or its amalgamation with any other company or companies or if the Company passes a resolution for voluntary winding up or if an order is made for the compulsory winding up of the Company the Board shall forthwith notify every Participant thereof and any option granted under the Scheme may subject to sub-clauses (4) (5) and (7) of Clause 4 above be exercised within two months of the first such notification but to the extent that it is not exercised within that period shall (notwithstanding any other provision of the Scheme) lapse on the expiration thereof

(4) If any company (in this clause hereinafter referred to as the "Acquiring Company"): -

(a)     obtains control of the Company as a result of making:-

        (i) a general offer to acquire the whole of the issued share capital of the Company which is made on condition such that if it is satisfied the person making the offer will have control of the Company or

        (ii) a general offer to acquire all the shares in the Company which are of the same class as the Scheme Shares or

(b) obtains control of the Company in pursuance of a compromise or arrangement sanctioned by the Court under Section 425 Companies Act 1985; or

(c) becomes bound or entitled to acquire shares of the Company under Sections 428 to 430 Companies Act 1985 then any Participant whose options shall not have lapsed pursuant to sub-clause 5(1) or sub-clause 5(3) above may at any time within the appropriate period by agreement with the Acquiring Company release his rights under the Scheme ("the Old Rights") in consideration of the grant to him of rights ("the New Rights") which are equivalent to the Old Rights but relate to shares in a different company (whether the Acquiring Company



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        itself or some other company falling within paragraph(b) or (c) of paragraph 10 of Schedule 9)

(5)     In sub-clause (4) above "the appropriate period" means:-

(a) in a case falling within paragraph (a) the period of two months beginning with the time when the person making the offer has obtained control of the company and any condition subject to which the offer is made is satisfied

(b) in a case falling within paragraph (b) the period of two months beginning with the time when the Court sanctions the compromise or arrangement and

(c) in a case falling within paragraph (c) the period during which the Acquiring Company remains bound or entitled as mentioned in that paragraph

(6) The New Rights shall not be regarded for the purposes of this clause as equivalent to the Old Rights unless:-

(a) the shares to which they relate satisfy the conditions specified in relation to Scheme Shares in paragraphs 10 to 14 of Schedule 9 and

(b) the New Rights will be exercisable in the same manner as the Old Rights and subject to the provisions of the Scheme as it had effect immediately before the release of the Old Rights and

(c) the total market value immediately before the release of the Shares which were subject to the Participant's Old Rights is equal to the total market value immediately after the grant of the shares in respect of which the New Rights are granted to the Participant and

(d) the total amount payable by the Participant for the acquisition of shares in pursuance of the New Rights is equal to the total amount that would have been payable for the acquisition of shares in pursuance of the Old Rights

(7) The New Rights shall for all other purposes of the Scheme be treated as having been acquired at the same time as the Old Rights


6.      VARIATION OF CAPITAL

(1) In the event of any increase or variation of the share capital of the Company (whenever effected) by way of capitalisation or rights issue or sub-division consolidation or reduction the Board may subject to the prior approval in writing of the Inland Revenue make such adjustments as it considers appropriate under sub-clause (2) below

(2) Any adjustment made under this sub-clause shall be to one or more of the following:-

(a)     the number of Shares mentioned in Clause 3(1) above



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(b)     the number of Shares in respect of which any option granted under the
        Scheme may be exercised

(c) the price at which Shares may be acquired by the exercise of any such option

(d) where any such option has been exercised but no Shares have been allotted or transferred pursuant to such exercise the number of Shares which may be so allotted or transferred and the price at which they may be acquired

(3) Except in the case of a capitalisation issue no adjustment under sub-clause (2) above shall be made without the prior confirmation in writing to the Directors by the Auditors for the time being of the Company that it is in their opinion fair and reasonable

(4) An adjustment under sub-clause (2) above may have the effect of reducing the price at which each Share may be acquired by the exercise of an option to less than the nominal value of such Share but only if and to the extent that the Board shall be authorised by the members of the Company to capitalise from the reserves of the Company a sum equal to the amount by which the nominal value of each Share in respect of which the option is exercised and which is to be allotted pursuant to such exercise exceeds the price at which the same may be subscribed for and to apply such sum in paying up such amount on such Share and so that on exercise of any option in respect of which such a reduction shall have been made the Board shall capitalise such sum (if any) and apply the same in paying up such amount as aforesaid

(5) As soon as reasonably practicable after making any adjustment under sub-clause (2) above the Board shall give notice in writing thereof to every Participant affected thereby and if the Scheme is then approved by the Inland Revenue under Schedule 9 to the Inland Revenue


7.      ALTERATIONS

(1) Subject to sub-clause (2) and (4) below the Board may at any time alter or add to all or any of the provisions of the Scheme or the terms of any option granted under it in any respect (having regard to the fact that if such an alteration or addition is made at a time when the Scheme is approved by the Inland Revenue under Schedule 9 the approval will not thereafter have effect unless the Inland Revenue has approved the alterations or addition)

(2) Subject to sub-clause (3) below no alteration or addition to the advantage of Participants shall be made under sub-clause (1) above to the provisions of Clauses 1(1)(c) 1(2) (definitions of Eligible Employee) 2(2) (date of grant of options) 2(3) (consideration for the grant of option) 2(4) (price of exercise) 2(6)(b) (persons not eligible to participate) 2(7) (non-Transferability of Options) 3 (limits) 4(2) 4(3) 4(4) 4(5) 4(7) 4(10) 4(11) (Exercise of Options) 5 (Take-overs reconstructions and winding up) 6(1) to 6(5) inclusive (Variation of Capital ) above or of this clause without the prior approval by ordinary resolution of the members of the Company in general meeting



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(3)     Sub-clause (2) above shall not apply to any alteration or addition which:-

(a) is necessary or desirable in order to obtain or maintain Inland Revenue approval of the Scheme under Schedule 9 or any other enactment or to comply with or take account of the provisions of any proposed or existing legislation or to take account of the occurrence of any of the events mentioned in Clause 5 above or to obtain or maintain favourable taxation treatment of the Company any Subsidiary or any Participant and

(b)     does not affect the basic principles of the Scheme

(4) No alterations or additions to the disadvantage of any Participant shall be made under sub-clause (1) above unless

(a) the Board shall have invited every such Participant to give an indication as to whether or not he approves the alteration or addition and

(b) the alteration to addition is approved by a majority of those Participants who have given such an indication

(5) As soon as reasonably practicable after making any such alteration or addition under sub-clause (1) above the Board shall give notice in writing thereof to any Participant affected thereby and if the Scheme is then approved by the Inland Revenue under Schedule 9 to the Inland Revenue


8.      MISCELLANEOUS

(1) The Company (or any such other company as is mentioned in Clause 1(m)) shall at all times keep available such number of authorised but unissued Shares as is required to meet all subsisting options pursuant to the Scheme.

(2) The rights and obligations of any individual under the terms of his office or employment with the Company or a Subsidiary shall not be affected by his participation therein and an individual who participates therein shall waive any and all rights to compensation or damages in consequence of the termination of his office or employment for any reason whatsoever insofar as those rights arise or may arise from his ceasing to have rights under or be entitled to exercise any option under the Scheme as a result of such termination.

(3) The Board may from time to time make and vary such rules and regulations not inconsistent herewith and establish such procedure for administration and implementation of the Scheme as it thinks fit and in the event of any dispute or disagreement as to the interpretation of the Scheme or of any such rule regulation or procedure or as to any question or right arising from or related to the Scheme the decision of the Board shall be final and binding upon all persons.

(4) In any matter in which they are required to act under the Scheme the Auditors of the Company shall be deemed to be acting as experts and not as arbitrators and the Arbitration Act 1950 to 1979 shall not apply hereto.



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

(5) Any notice or other communication under or in connection with the Scheme may be given by personal delivery or by sending the same by post in the case of a company to its registered office and in the case of an individual to his last known address or where he is a director or employee of the Company or a Subsidiary either to his last known address or to the address of the place of business at which he performs the whole or substantially the whole of the duties of his office or employment and where a notice or other communication is given by first-class post it shall be deemed to have been received 48 hours after it was put into the post properly addressed and stamped.




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